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Exhibit 99.2

LETTER TO REGISTERED HOLDERS
AND THE DEPOSITORY TRUST COMPANY PARTICIPANTS

         SILICON GRAPHICS, INC.

OFFER TO EXCHANGE ITS OUTSTANDING

5.25% Senior Convertible Notes Due 2004 (CUSIP No. 827056AC)

Pursuant To Its Exchange Offer
Described In The Prospectus Dated April 21, 2003

To Registered Holders and The Depository Trust Company Participants:

        Enclosed herewith are copies of the following documents relating to Silicon Graphics, Inc.'s (the "Company") exchange offer with respect to its above-listed securities (the "Old Notes"):

  1.
  Prospectus dated April 21, 2003;

  2.
  Letter of Transmittal and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

  3.
  Notice of Guaranteed Delivery, to be used in tendering Old Notes if the procedure for book-entry transfer cannot be completed on or before the Expiration Date (as defined in the Prospectus);

  4.
  Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner; and

  5.
  Letter which may be sent to clients for obtaining their instructions with regard to the Exchange Offer.

        The Prospectus dated April 21, 2003 (the "Prospectus") and related Letter of Transmittal (the "Letter of Transmittal") together constitute the "Exchange Offer." Pursuant to the Exchange Offer, the Company is offering to exchange for the Old Notes a like principal amount of 11.75% Senior Notes Due 2009 (the "New Notes") or 6.50% Senior Convertible Notes Due 2009 (the "New Convertible Notes"). The Company will issue up to $120 million aggregate principal amount of New Convertible Notes in exchange for Old Notes. If holders of the Old Notes validly tender more than $120 million in Old Notes in exchange for New Convertible Notes, then the Company will allot the New Convertible Notes to be issued on a pro rata basis, based on the amount of Old Notes tendered for New Convertible Notes. Old Notes not exchanged for New Convertible Notes because of proration will be exchanged for New Notes. The New Notes and New Convertible Notes will be issued by the Company and except as described in the Prospectus will have terms substantially identical to terms of the Old Notes.

        The Exchange Offer is subject to various conditions set forth in the Prospectus, including that at least 90% of the outstanding principal amount of Old Notes be validly tendered and not withdrawn by the expiration of the Exchange Offer.

        Pursuant to the Letter of Transmittal, each tendering holder of Old Notes will represent to, and agree with, the Company that (1) the holder has read and agrees to all of the terms of the Exchange Offer, (2) the holder is the owner of the Old Notes tendered for exchange, (3) the holder has full power and authority to tender, exchange, sell, assign and transfer the Old Notes tendered, (4) when the Old Notes are accepted for exchange, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Notes tendered hereby are not subject to any adverse claims or proxies, and (5) the holder will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of the Old Notes tendered hereby. The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owner of the Old Notes for you to make the foregoing representations.

        WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON MAY 16, 2003 UNLESS IT IS EXTENDED.

        Additional copies of the enclosed material may be obtained from the Information Agent, MacKenzie Partners, at the address and telephone number set forth in the Instructions to the Letter of Transmittal.

                      Very truly yours,

                      U.S. BANK NATIONAL ASSOCIATION

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF SILICON GRAPHICS, INC. OR U.S. BANK NATIONAL ASSOCIATION OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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LETTER TO REGISTERED HOLDERS AND THE DEPOSITORY TRUST COMPANY PARTICIPANTS